Exhibit 10.12

(English Translation)

SHANDONG GREEN FOODSTUFF CO.,LTD.

Sales Contract

Contract No: SHINSEI-5
Date: SEP 5, 2006

The Seller: SHINSEI FOODS CO., LTD.

The Seller and Buyer have agreed to close the following transactions according to the terms and conditions stipulated as below:

1 Commodity description	2 Packing	3Quantity	4 Unit Price	5 Amount
PEELED CHESTNUTS PRODUCTS	18L	70000.00CAN	FOB	USD 3520000.00

TOTAL AMOUNT IN WORD: U.S.DOLLARS THIREE MILLON FIVE HUNDRED TWENTY THOUSAND ONLY.

6. Time of Delivery: NOV 30, 2006

7. Port of Loading: QINGDAO PORT

8. Port of Destination: JAPAN PORT

9. Shipping marks: N/M

10. Terms of Payment: L/C

11. Insurance: to be effected by BUYER .

12. 5 % more or less in quantity and amount is allowed.

13. Quality/quantity claims: if any, quality claims should be sent to the Seller in written form during next 14days after discharging of merchandise; quantity claims should be sent to the Seller in written form during next 3 days after discharging of merchandise.

15. Responsibilities of the parties: In case of either party’s refusal of performance of the present contract, it pays the other party the penalty of 25% of the amount of the covered goods and restitutes the relative losses in spite of the penalty.

16. Force Majeure: The Seller shall not be held reliable for failure or delay in delivery of the covered cargo or a portion under the present contract in consequence of any force majeure incidents.

17. Arbitration: All dispute, if any, arising form or in connection with the performance of the contract shall be settled through friendly discussion/negotiation by both parties. otherwise, to be presented to the China Relevant Authorities for arbitration, and the decision is the final for both parties.

18. Other: As per the Popular Practice and Uniforms of the International Trade.

The buyer: Shinsei Foods Co., Ltd.
President: /s/ Teruyoshi Kanbara

The seller: Shandong Green Foodstuff Co., Ltd.
/s/ Chen Si